UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2018 (May 11, 2018)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the Annual Meeting of Shareholders held on May 11, 2018, 492,709,373 common shares were represented in person or by proxy.

(b) Proposal One - At the meeting, shareholders elected each of the eleven directors named below. The votes cast with respect to each director were as follows:

Director	Term Expires	For	Against	Abstain	Broker Non-Votes
Philip Bleser	2019	454,675,801	236,188	1,193,703	36,603,681
Stuart B. Burgdoerfer	2019	454,655,853	257,030	1,192,809	36,603,681
Pamela J. Craig	2019	454,631,655	283,636	1,190,401	36,603,681
Charles A. Davis	2019	441,420,919	14,299,839	384,934	36,603,681
Roger N. Farah	2019	449,949,584	4,955,116	1,200,992	36,603,681
Lawton W. Fitt	2019	445,540,991	9,400,423	1,164,278	36,603,681
Susan Patricia Griffith	2019	455,459,924	385,884	259,884	36,603,681
Jeffrey D. Kelly	2019	453,792,404	1,097,134	1,216,154	36,603,681
Patrick H. Nettles, Ph.D.	2019	440,294,270	14,623,013	1,188,409	36,603,681
Barbara R. Snyder	2019	453,655,363	2,084,489	365,840	36,603,681
Kahina Van Dyke	2019	454,510,258	343,169	1,252,265	36,603,681

Also at the Annual Meeting, shareholders took the following actions:

•
Proposal Two - Cast an advisory vote approving our executive compensation program. This proposal received 434,758,847 affirmative votes and 19,729,863 negative votes. There were 1,616,982 abstentions and 36,603,681 broker non-votes with respect to this proposal.

•
Proposal Three - Ratified the appointment of PricewaterhouseCoopers LLP as The Progressive Corporation's independent registered public accounting firm for 2018. This proposal received 482,607,738 affirmative votes and 9,695,518 negative votes. There were 406,117 abstentions and no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2018
THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
                            Name: Jeffrey W. Basch
Title: Vice President and Chief Accounting Officer

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